EXHIBIT 99.1


                                  NEWS RELEASE


                                                         FOR IMMEDIATE RELEASE


CONTACT:
Jeff Krinks, Public Relations Manager
(661) 295-5600, ext. 2910
krinksj@3dsystems.com

Trudy Self, Self & Associates
(818) 880-5437
tmself@aol.com


3D Systems Announces Fourth Quarter and 2001 Results



     VALENCIA, Calif., Feb. 20, 2002 - 3D Systems Corp. (Nasdaq: TDSC) today announced fourth quarter 2001 revenue of $36.7 million compared with $31.7 million in the fourth quarter of 2000, an increase of 16%. Total revenue for 2001 was $121.2 million compared with 2000 revenue of $109.7 million, an increase of 11%.

     Net loss for the fourth quarter of 2001 was $2.6 million or 20 cents per diluted share compared with net income of $2.4 million or 18 cents per diluted share in the fourth quarter of 2000. Net loss for 2001 was $1.3 million or 11 cents per diluted share compared with net income of $8.1 million or 63 cents per diluted share in 2000.

     "The fourth quarter and 2001 revenue represents a record for the company and is directly attributable to incorporating the results of the SLS(R) product line acquired in August 2001 through the acquisition of DTM Corp.," said Brian
K. Service, president and CEO. "Comparing our fourth quarter results for 2001 with the results of the combined companies' for the fourth quarter of 2000 shows a reduction in revenue of 16%. Using a similar comparison, the fourth quarter gross profit margin was 43% compared with 49% in the fourth quarter of 2000.

     "While total fourth quarter SLA(R) and SLS unit sales were consistent with the prior-year levels, the decrease in revenue and gross margins from operations primarily is a result of fewer unit sales of high-end SLA systems. Decreased resin revenues also contributed to the lower revenue and gross margins," Service said.

     Total operating expenses for the fourth quarter of 2001 were $18.8 million, including approximately $2 million of non-recurring costs associated with the completion of the integration of DTM, $1 million for additional accounts receivable reserves, and approximately $700,000 in legal fees resulting from the Vantico arbitration.

     "During the fourth quarter of 2001, the integration of DTM's operations substantially was completed, with the assembly operations, finance and administration, and sales and service organizations being combined into 3D Systems' existing business," Service added. "We are pleased with the contribution that the SLS line of business has made to 3D Systems' overall business since the acquisition. This product line and its potential applications, especially relating to advanced digital manufacturing, is expected to provide significant ongoing opportunities for the company in 2002 and beyond."

     "We made significant improvements in our working capital position during the quarter, reducing inventory by more than $5 million and accounts receivable by $3.5 million," said E. James Selzer, senior vice president and CFO. "This allowed us to reduce by $4 million the total debt incurred to fund the acquisition of DTM. Improving our working capital position and reducing our debt level continues to be a primary focus in 2002."

     "During 2001 significant acquisitions of new technologies and capabilities were integrated into the company. In addition, the general economic conditions in the second half of the year, the effects of the events surrounding September 11, the Department of Justice antitrust action, and the Vantico contract termination provided additional challenges for the company," Service said.

     "Moving into 2002, we expect that the resolution of the divestiture required by the Department of Justice, the conclusion of the Vantico arbitration, and the transition to our own stereolithography resin supply, coupled with the completion of the integration of our acquisitions, will be reflected in the company's results," Service concluded.

     As previously announced, 3D Systems will hold a conference call today at 9:30 a.m. Eastern time to discuss the results. The call can be accessed by dialing 877/613-8341 or 706/679-7620 internationally. A recording of the call will be available for 48 hours beginning at noon Eastern time the same day. The recording can be accessed by dialing 800/642-1687 or 706/645-9291 internationally and entering 3241981.


ABOUT 3D SYSTEMS

     Founded in 1986, 3D Systems provides solid imaging products and solutions that help reduce the time and cost of designing products and facilitate direct and indirect manufacturing. Its systems utilize patented technologies that create physical objects from digital input.

     3D Systems currently offers the ThermoJet(R) solid object printer, SLA(R) (stereolithography) systems and SLS(R) (selective laser sintering) systems, as well as related software and materials. Product pricing in the U.S. ranges from $49,995, for the ThermoJet printer, to $799,000 for the high-end SLA 7000 system. The company licenses the complementary 3D Keltool(R) process, a method for producing steel mold inserts, and currently is developing systems that use composite paste materials for direct manufacturing.

     More information on the company is available at www.3dsystems.com, or by phoning 888/337-9786, extension 807, or 661/295-5600 internationally. An investor packet can be obtained by calling 800/757-1799.

     Certain statements in this news release may include forward-looking statements which express the expectation, prediction, belief or projection of 3D Systems. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance and achievement of 3D Systems to be materially and adversely different from any future results, performance or achievement expressed or implied by these forward-looking statements. Factors that may cause actual results to differ from the forward-looking statements contained in this release and that may affect the company's prospects in general include, but are not limited to: the funding of amounts of capital adequate to provide for the working capital needs of the company; world economic conditions including the unknown effects of the continuing U.S. military action; our ability to realize the anticipated benefits from the acquisition of DTM Corp., actions of competitors and customers, including the selected licensee of the company's patents as required by the proposed Final Judgment in the Department of Justice action; compliance with the terms of the agreement extending the termination dates of our agreements with Vantico, reliance on single or limited suppliers, the ability to timely and cost-effectively develop resins adequate for use with 3D Systems' products and which are commercially accepted, and such other factors as are described in the company's filings with the Securities and Exchange Commission, including annual reports on Form 10-K for the year ended Dec. 31, 2000, quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and Sept. 30, 2001, and 3D Systems' current reports on Form 8-K filed on April 6, April 10, Sept. 4 and Nov. 5, 2001.


Table follows

                            3D SYSTEMS CORPORATION
                          Consolidated Balance Sheets
                                (in thousands)

                                    ASSETS                                 12/31/2001      12/31/00
                                                                          ------------    -----------
Current assets:
  Cash and cash equivalents                                               $     5,948     $   18,999
  Accounts receivable, less allowances for
   doubtful accounts of $2,710 and $1,599, respectively                        38,181         33,304
  Current portion of lease receivables                                            498          1,497
  Inventories                                                                  17,822         14,945
  Deferred tax assets                                                           4,027          2,824
  Prepaid expenses and other current assets                                     2,867          3,496
                                                                          ------------    -----------
       Total current assets                                                    69,343         75,065

Property and equipment, net                                                    17,864         13,141
Licenses and patent costs, net                                                 12,314          8,417
Deferred tax assets                                                             4,705          5,210
Lease receivables, less current portion                                         1,750          3,629
Acquired technology, net                                                        9,192              -
Goodwill                                                                       40,660              -
Other assets                                                                    3,572          4,435
                                                                          ------------    -----------
                                                                          $   159,400     $  109,897
                                                                          ============    ===========
                     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                        $    14,036     $    8,264
  Accrued liabilities                                                          11,341          9,574
  Current portion of long-term debt                                            11,332            120
  Customer deposits                                                             1,624          1,087
  Deferred revenues                                                            13,697         11,471
                                                                          ------------    -----------
       Total current liabilities                                               52,030         30,516

Other liabilities                                                               1,711          3,210
Long-term debt, less current portion                                           16,240          4,375
Subordinated debt                                                               9,700              -
                                                                          ------------    -----------
                                                                               79,681         38,101
                                                                          ------------    -----------
Stockholders' equity:
  Preferred stock, authorized 5,000 shares, none issued
  Common stock, authorized 25,000 shares, issued 13,351
    and outstanding 13,126 (2001) and issued 12,423
    and outstanding 12,198 (2000)                                                  13             12
  Capital in excess of par value                                               93,173         81,568
  Notes receivable from officers                                                 (244)          (330)
  Accumulated deficit                                                          (5,263)        (3,922)
  Accumulated other comprehensive loss                                         (6,420)        (3,992)
  Treasury stock, at cost, 225 shares (2001 and 2000)                          (1,540)        (1,540)
                                                                          ------------    -----------
        Total stockholders' equity                                             79,719         71,796
                                                                          ------------    -----------
                                                                          $   159,400     $  109,897
                                                                          ============    ===========

                             3D SYSTEMS CORPORATION
                      Consolidated Statements of Operations
                                   (Unaudited)
                                 (in thousands)

                                                 Three Month Periods Ended                   Years Ended
                                               December 31,     December 31,       December 31,    December 31,
                                                  2001             2000               2001            2000
                                               ------------     ------------       ------------    ------------
Sales:
  Products                                     $    26,714      $   24,247         $   87,042      $   80,246
  Services                                          10,021           7,452             34,182          29,429
                                               ------------     -----------        -----------     -----------
     Total sales                                    36,735          31,699            121,224         109,675
                                               ------------     -----------        -----------     -----------
Cost of sales:
  Products                                          13,542          10,668             42,888          35,084
  Services                                           7,452           5,733             24,961          21,729
                                               ------------     -----------        -----------     -----------
     Total cost of sales                            20,994          16,401             67,849          56,813
                                               ------------     -----------        -----------     -----------
Gross profit                                        15,741          15,298             53,375          52,862
                                               ------------     -----------        -----------     -----------
Operating expenses:
  Selling, general and administrative               15,761           9,709             43,761          32,710
  Research and development                           3,086           1,924             10,710           7,814
                                               ------------     -----------        -----------     -----------
     Total operating expenses                       18,847          11,633             54,471          40,524
                                               ------------     -----------        -----------     -----------

Income (loss) from operations                       (3,106)          3,665             (1,096)         12,338

Interest and other expense, net                     (1,010)             63             (1,033)            115
                                               ------------     -----------        -----------     -----------

Income (loss) before provision (benefit)
   for income taxes                                 (4,116)          3,728             (2,129)         12,453

Provision (benefit) for income taxes                (1,523)          1,342               (788)          4,309
                                               ------------     -----------        -----------     -----------
Net income (loss)                              $    (2,593)     $    2,386         $   (1,341)     $    8,144
                                               ============     ===========        ===========     ===========
Shares used to calculate basic net
   income (loss) per share                          13,105          12,128             12,579          11,851
                                               ============     ===========        ===========     ===========

Basic net income (loss) per share              $     (0.20)     $     0.20         $    (0.11)     $     0.69
                                               ============     ===========        ===========     ===========

Shares used to calculate diluted net
   income (loss) per share                          13,105          13,189             12,579          12,889
                                               ============     ===========        ===========     ===========

Diluted net income (loss) per share            $     (0.20)     $     0.18         $    (0.11)     $     0.63
                                               ============     ===========        ===========     ===========